Confidential portions of this Exhibit have been omitted and are identified by square brackets ([ ]) and three asterisks (***). Such material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.






                                                                   Exhibit 10.10
                            MICROSOFT KNOWLEDGE BASE
                        NON-EXCLUSIVE LICENSE AGREEMENT

This Microsoft Knowledge Base License Agreement ("Agreement") is made and entered into as of this 29th day of June 1998 ("Effective Date") by and between MICROSOFT CORPORATION, a Washington corporation having a principal place of business at One Microsoft Way, Redmond, WA 98052-6399 ("MS"), and ServiceWare Incorporated, a Pennsylvania corporation, having a principal place of business located at 333 Allegheny Avenue, Oakmont, Pennsylvania 15139 ("COMPANY").

1.   Definitions. The following terms shall have the following meanings in this
Agreement:

     a. "Licensed Material" shall mean those portions of the Microsoft Knowledge Base that are made publicly available in English language only by MS during the Term.

     b. "Microsoft Knowledge Base" shall mean the collection of technical articles containing product support information on Microsoft products that is created, maintained, and updated in electronic format by or on behalf of MS's internal United States product support services ("PSS") group (i.e., does not include those portions of the Microsoft Knowledge Base that are created, maintained and updated by MS's non-U.S.-based PSS groups).

     c. "COMPANY Product" shall mean the product(s) described in Exhibit A that contains any of the Licensed Materials.

2.   License Grant.

     a. MS grants COMPANY, during the Term of this Agreement a non-exclusive, non-transferable, non-assignable (except as otherwise set forth in Section
13(d) below), perpetual, limited license to:

           i) copy and use the Licensed Material, in whole or in part, for the purpose of incorporating it into the COMPANY Product;

           ii) use, copy, modify, adapt, and make modifications to the Licensed Material for the purpose of developing, creating and distributing the COMPANY Product, as a derivative work of the Licensed Material. All such modifications made by COMPANY must be done in a manner that does not alter the technical accuracy of the information contained in the Licensed Materials; and

           iii) import, broadcast, license, sublicense, publish, distribute, display and transmit worldwide the Licensed Material as incorporated into the COMPANY Product, provided that the COMPANY Product shall be published, distributed, displayed and transmitted with all of the product use terms as set forth in the attached Exhibit B (or in a form substantially similar thereto upon approval by Microsoft). The rights set forth in this subsection 2(a)(iii) shall survive in accordance with the terms set forth in this Agreement.

     b. COMPANY hereby acknowledges and agrees that MS is the owner of all the Licensed Material. The parties will work together to create and deliver a favorable press release regarding the functionality and the availability of the COMPANY Product. Except as expressly provided above, neither party shall use the other party's name or refer to the other party directly in any media release, public announcement or public disclosure relating to this Agreement or the ownership of the Licensed Materials, including in any promotional or marketing materials, customer lists or business presentations, without the prior written consent of the other.

     c. Except as otherwise provided for the above in Section 2(a)(iii), COMPANY shall not rent, lease, sell, sublicense, lend or otherwise transfer the Licensed Material in whole to any third party. Additionally, COMPANY shall not sublicense the right to use the Licensed Materials, apart from the COMPANY Product, to any third party for purposes of creating a product.

     d. All rights in the Licensed Material not expressly granted herein are reserved by MS.

3. Payments.


     In consideration of the license rights granted herein, COMPANY shall pay MS the amount of [***} within forty-five (45) days of the Effective Date of this Agreement. In the event this Agreement is renewed pursuant to Section 6 below, COMPANY shall pay MS the amount of [***] for each such yearly renewal period within thirty (30) days of effective date of any such renewal.


4. Royalties.

     a. In consideration of the license rights granted herein and in addition to the payment outlined in Section 3 above, COMPANY shall have the following royalty obligations commencing upon the Effective Date and continuing for a period of six (6) months after the Term as provided in this Section 4;

     i) COMPANY shall pay MS on a quarterly basis, a royalty equal to [***] Such royalty payments shall be paid every three months beginning on the Effective Date and shall be paid in U.S. dollars to MS. In the event COMPANY received payment for the distribution of the COMPANY Product in a currency other than U.S. Dollars, COMPANY's quarterly Net Receipts shall be converted to U.S. dollars using the highest currency exchange rate quoted in the Wall Street Journal for currency trading among banks in amounts of One Million Dollars (US$1,000,000) or more, on the last day of the quarter; or

     ii) During the first and second years of the Agreement, COMPANY shall have the option to pay MS the amount of [***] beginning within thirty (30) days of the Effective Date, which shall represent payment in full of all royalties owing for a one (1) year period ("One Year Royalty Payment"). In any subsequent renewal periods following the second year of the Agreement, COMPANY shall pay MS an amount agreed to by the parties in a signed amendment to this Agreement, but in no event shall such amount be less than [***]

     b. "Net Receipts" shall mean the royalties, fees or other sums received by COMPANY for the direct or indirect distribution of the COMPANY Product, less actual returns, credits, reasonable rebates, actual freight charges, and taxes.

     c. Within sixty (60) days after the end of each calendar quarter with respect to which COMPANY owes MS any royalties, COMPANY shall furnish MS with a statement, together with payment for any amount shown thereby to be due to MS. The royalty statement shall be based upon Net Receipts for the quarter then ended, and shall contain information sufficient to how the royalty payment was computed. Amounts not paid by such date shall be subject to a late charge equal to the prime rate as announced by Seattle First National Bank (or its successor) plus three percent 3% until paid. In the event COMPANY makes the One Year Royalty Payment, COMPANY shall only be required to submit the reporting as required under this Section 4(c) within sixty (60) days following the one and two year anniversary of the Effective Date, respectively.

     d. The royalty obligations of COMPANY to MS for use of the Licensed Materials prior to the termination or expiration of this Agreement and with respect to post-termination use of the Licensed Materials shall survive any termination or expiration of this Agreement. COMPANY's royalty obligations after the Term shall extend for a period of six (6) months after termination or expiration of this Agreement for any reason, upon which, COMPANY shall have the option of making payment for such additional six (6) months by either making two additional quarterly payments as stated in Section 4(a)(i) or paying MS one-half (1/2) of the last yearly amount paid as stated in Section 4(a)(ii).

5. Product Delivery, Notice, and Updates.

     a. COMPANY shall obtain the Licensed Material for incorporation into the COMPANY Product by downloading it from an FTP site on the Internet, via download through www.microsoft.com, or other mutually agreeable distribution mechanism.

     b. COMPANY acknowledges that the Licensed Material may be updated as frequently as daily by or on behalf of MS. COMPANY agrees that, in order to ensure that the Licensed Material incorporated into the COMPANY Product is kept as up to date as possible, it shall do the following:

          i) if the COMPANY Product is a printed publication or fixed media product, COMPANY shall use the most current version of the Licensed Material available pursuant to Section 5(a) above at the time the Licensed Material is incorporated into each edition or version of the COMPANY Product for that portion of the Licensed Material that COMPANY has incorporated into its COMPANY Product; and

          ii) if the COMPANY Product is an online product, COMPANY shall update the Licensed Material incorporated into the COMPANY Product on a monthly basis for that portion of the Licensed Material that COMPANY has incorporated into its COMPANY Product.

     c. For the sole purpose of determining compliance with this Agreement, for a period of forty-five (45) days after receipt of each edition or version from COMPANY, MS shall have the right to review the contents of each edition or version of the COMPANY Product into which the Licensed Material or portions thereof, are incorporated.

6.   Term and Termination

     a. This Agreement will commence as of the Effective Date and continue for a period of two (2) years, unless earlier terminated as provided for hereunder (the "Term").

     b. Either party may terminate this Agreement with cause upon thirty (30) days written notice to the other party advising the other party of the nature of the default, provided that such default is not thereafter cured within such thirty (30) day period.

     c. Beginning one year from the Effective Date, either party may terminate this Agreement without cause or obligation to the other party at any time upon giving ninety (90) days' notice to the other party.

     d. In the event COMPANY terminates this Agreement at any time with cause or MS terminates this Agreement without cause after the first year of the Agreement, then MS shall refund a pro rata portion of the monies paid by COMPANY under this Agreement pursuant to Section 3 above. Conversely, without limiting any other rights available to MS, if MS terminates this Agreement at any time with cause or COMPANY terminates this Agreement without cause after the first year of the Agreement, COMPANY shall not be entitled to any refund of proceeds paid hereunder. Any refund due to COMPANY under this Section shall be based upon the number of days remaining in the one year term for which payment was made at a rate of Two Thousand Seven Hundred Dollars ($2,740) per day.

     e. Following the initial two (2) year Term, the term of this Agreement shall be deemed extended for additional one (1) year periods only upon written agreement by the parties. In the event of renewal, COMPANY shall pay MS the yearly fee as set forth in Section 3 and the royalties as set forth in Section 4(a).

     f. COMPANY's license rights set forth in Section 2(a)(iii) above to use the Licensed Materials into the COMPANY Product shall survive the termination of this Agreement for any reason for those Licensed Materials incorporated into the COMPANY Product prior to the date of termination or expiration.

     g. In the event MS terminates this Agreement without cause, COMPANY shall have three (3) months from the date of termination within which to incorporate additional Licensed Materials provided prior to the date of termination into its COMPANY Product for use after the termination of this Agreement. This survival right may be terminated by MS upon failure of COMPANY to pay the additional six (6) month post-termination royalty payment obligation as provided Section 4(d). Nothing contained in this subsection 6(g) shall obligate MS to deliver any updates to COMPANY after the termination or expiration of this Agreement.

7. Obligations, Representations and Warranties. Each party warrants that it has sufficient authority to enter into this Agreement.

8. Disclaimer of Warranties. MS HEREBY DISCLAIMS ALL WARRANTIES AND CONDITIONS, IMPLIED OR EXPRESS, REGARDING THE LICENSED MATERIALS OR ANY OTHER

DELIVERBLES DELIVERED TO COMPANY HEREUNDER, INCLUDING WITHOUT LIMITATION WARRANTIES, TITLE, NON-INFRINGEMENT AND CONDITIONS OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. MS DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE LICENSED MATERIAL OR ANY OTHER DELIVERBLES DELIVERED TO COMPANY HEREUNDER WILL MEET COMPANY'S REQUIREMENTS, OR THAT THE OPERATION OF THE WORK WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE LICENSED MATERIAL CAN BE CORRECTED. FURTHERMORE, MS DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE LICENSED MATERIAL OR RELATED DOCUMENTATION IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVISE GIVEN BY MS OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. SHOULD THE LICENSED MATERIAL OR ANY OTHER DELIVERBLES DELIVERED TO COMPANY HEREUNDER PROVE DEFECTIVE AFTER MS HAS DELIVERED THE SAME, COMPANY, AND COMPANY ALONE, SHALL ASSUME THE ENTIRE COST ASSOCIATED WITH ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

9.   Disclaimer of Damages and Limitation of Liability.

     a. IN NO EVENT SHALL MS, ITS SUPPLIERS OR SUBSIDIARIES BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION ARISING OUT OF THIS AGREEMENT, EVEN IF MS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, IN NO EVENT SHALL MS' LIABILITY UNDER THIS AGREEMENT EXCEED IN THE AGGREGATE THE LESSER OF THE AMOUNT ACTUALLY PAID OR CREDITED BY COMPANY TO MS DURING THE TERM OF THE AGREEMENT OR THE AMOUNT OF ONE MILLION DOLLARS (US $1,000,000) PLUS ANY AMOUNTS EXPENDED DEFENDING AGAINST CLAIMS OF INFRINGEMENT PURSUANT TO SECTION 10 BELOW.

     b. EXCEPT AS SPECIFICALLY PROVIDED IN THE FOLLOWING SENTENCE, IN NO EVENT SHALL COMPANY, ITS SUPPLIERS OR SUBSIDIARIES BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION ARISING OUT OF THIS AGREEMENT, EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE EXCLUSION OF LIABILITY FOR CERTAIN TYPES OF DAMAGES PROVIDED IN THE PRECEDING SENTENCE SHALL NOT APPLY TO INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES ARISING FROM COMPANY'S OBLIGATIONS UNDER SECTION 10(d) BELOW. FURTHER, EXCEPT FOR COMPANY'S OBLIGATIONS UNDER SECTION 10(d) BELOW, IN NO EVENT SHALL COMPANY'S LIABILITY UNDER THIS AGREEMENT EXCEED IN THE AGGREGATE OF SEVEN HUNDRED FIFTY THOUSAND DOLLARS (US $750,000), PLUS ANY AMOUNTS EXPENDED DEFENDING AGAINST CLAIMS OF INFRINGEMENT PURSUANT TO SECTION 10 BELOW.

10.  Indemnification.

     a. MS agrees to defend COMPANY against, and pay the amount of any adverse final judgment (or settlement to which MS consents) resulting from third party claim(s) that the Licensed Material as provided by MS infringe any United States copyright; provided that MS is notified promptly in writing of the claim has the opportunity to assume sole control over its defense or settlement, and COMPANY provides reasonable assistance in the defense of the same.

     b. In the event MS or COMPANY receives information concerning a copyright infringement claim related to the Licensed Material, MS may at its expense, either (i) procure for COMPANY the right to continue to distribute the alleged infringing Licensed Material, or (ii) replace or modify the Licensed Material to make them non-infringing, in which case, COMPANY shall thereupon cease distribution of the alleged infringing Licensed Material.

     c. MS shall have no liability for any infringement claim to the extent such claim is based on COMPANY's (i) manufacture, marketing, distribution, or use of any Licensed Material after written notice that COMPANY should cease such activity due to such a claim; (ii) combination of any Licensed Material with a software or hardware product, program, data or other information or materials; or (iii) adaptation or modification of any Licensed Material.

     d. COMPANY agrees to defend MS against, and pay the amount of any adverse final judgment (or settlement to which COMPANY consents) in connection with any claims arising under Section 10(c) above or solely from COMPANY's distribution, marketing or use of the Licensed Materials, in whole or in part; provided that COMPANY is notified promptly in writing of any such claim, and has the opportunity to assume sole control over its defense or settlement, and MS provides reasonable assistance in the defense of the same.

11.  Notices.

     Any and all notices, consents or other communications among the parties to this Agreement, in order to be effective, shall be in writing and shall be sent to the parties via personal delivery or via prepaid certified mail, return receipt requested, or by overnight courier, or by facsimile, to the following addresses, or any other addresses designated by the parties by notices delivered in accordance with this Section 11.

                    If to COMPANY:  ServiceWare, Inc.
                         Paul McDermott
                         Chief Financial Officer
                         333 Allegheny Avenue
                         Oakmont, PA 15139

                    If to MS:        Microsoft Corporation
                         One Microsoft Way
                         Redmond, WA 98052-6399
                              Attn: ______________________

          With a separately delivered copy to:

                         Law & Corporate Affairs Dept.
                         Microsoft Corporation
                         One Microsoft Way
                         Redmond, WA 98052-6399

Such communications shall be deemed duly delivered upon personal delivery, or three business days after being mailed in accordance with this Section 11.

12.  Record Keeping & Audit Requirements.

     a. During the Term of this Agreement, COMPANY agrees to keep all usual and proper records and books of account and all usual and proper entries relating to COMPANY's performance of this Agreement for a minimum period of two years from the date they are created. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles.

     b. MS reserves the right to audit COMPANY's books and records to the extent they relate to such calculation of payments due to MS hereunder during the Term of this Agreement and for a period of two (2) years thereafter, provided that such audit(s) shall be conducted not more than twice per year, during normal business hours, upon three (3) days prior notice, in such a manner as not to interfere unreasonably with the operations of COMPANY. The books and records audited pursuant to this Agreement shall not be used by MS or its accountants or other agents or representatives except as necessary to prove and collect amounts due and unpaid. Any such audit shall be paid for by MS unless material discrepancies are disclosed. "Material" shall mean an under-reporting by four-and-one-half percent (4 1/2%) of the amount that should have been reported. If material discrepancies are disclosed, COMPANY agrees to pay MS for the reasonable costs associated with the audit.

13.  Miscellaneous.

     a. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable.

     b. This Agreement shall be construed and controlled by the laws of the State of Washington, and COMPANY further consents to jurisdiction by the state or federal courts sitting in the state where the defendant is incorporated. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

     c. If either MS or COMPANY employs attorneys to enforce any rights arising out of or related to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, including expert witness fees.

     d. COMPANY may not assign this Agreement (by operation of law or otherwise), or any portion thereof, to any third party unless MS expressly consents to such assignment in writing, such consent not to be unreasonably withheld. Any attempted assignment without such consent shall give MS the right to terminate this Agreement effective upon written notice. For purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of any or all of a party's stock, or of all or substantially all of its assets shall not be deemed to be an assignment requiring consent from the other party, provided such transaction is not with a competitor of MS.

     e. COMPANY agrees that it will not export or re-export Licensed Material or any derivative work or compilation based on the Licensed Material as incorporated into the COMPANY Product to any country, person, entity or end user subject to U.S.A. export restrictions. Restricted countries currently include, but are not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro, U.N. Protected Areas and areas of the Republic of Bosnia and Herzegovina under the control of Bosnian Serb forces), Iran, Iraq, Libya, North Korea and Syria. COMPANY warrants and represents that neither the U.S.A. Bureau of Export Administration nor any other federal agency has suspended, revoked or denied COMPANY's export privileges. None of the Licensed Materials, including technical data, provided to COMPANY by MS under this Agreement is regulated for export purposes under the International Traffic in Arms Regulations (ITAR). The Licensed Materials are subject to a general license under Export Administration Regulations and as such no license is required. If at any time during the Term of this Agreement the above statements are no longer accurate, MS will notify COMPANY in writing of such change in classification within twenty-four (24) hours of its knowledge of that inaccuracy.

     f. This Agreement does not establish the relationship of a partnership, joint venture, franchise, or principal and agent among the parties, and neither party shall have any authority to incur obligations or take other actions on behalf of the other party to this Agreement.

     g. The parties' exchange of confidential information, if any, during the Term of this Agreement shall be governed by the terms and conditions of the Microsoft Corporation Standard Non-Disclosure Agreement ("NDA") between the parties, effective January 7, 1997, attached hereto as Exhibit C. The parties agree that the terms and conditions of that NDA shall be mutual, and govern COMPANY's disclosure of confidential information, if any, to Microsoft as well.

     h. The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent hereto signed on behalf of COMPANY and MS by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

     i. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

     j. Subject to the limitations herein before expressed, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

     k. COMPANY and MS each acknowledge that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon the level of risk to COMPANY and MS associated with their respective obligations under this Agreement and the payments to be made to MS and credits to be issued to, and services to be provided to, COMPANY pursuant to this Agreement. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement.

     l. The parties have requested that this Agreement be drawn up in English; les parties ont exiges que cette entente soit redigee en anglais.

     m. Sections 2, 4, 6, 7, 8, 9, 10, 11, 12 and 13 shall survive termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates indicated below.

MICROSOFT CORPORATION                        SERVICE WARE


/s/ Jeff S. Raikes                           /s/ Jeff Pepper
-----------------------                      ------------------
By                                           By


    Jeff Raikes                                  Jeff Pepper
-----------------------                      ------------------
Name(Print)                                  Name(Print)


Group Vice President                         Chairman and CEO
-----------------------                      ------------------
Title                                        Title


      6-29-98                                   17 June 1998
-----------------------                      ------------------
Date                                         Date

                                   Exhibit A

                                COMPANY Product

A series of structured technical support articles distributed in CD, online, print, or diskette form containing content from Microsoft and regarding Microsoft and other third party products, including but not limited to Windows, Microsoft networking components, and Microsoft Office components, currently distributed under the brand name "Knowledge Pak" or a variation thereof. Articles can include linked hypermedia objects as well as links between various articles. These articles and related objects may be made available in a variety of formats including but not limited to HTML, ASCII, Solution Exchange Format, and embedded formats in various commercial help desk and other support products. The online product in which Licensed Materials may be incorporated may be distributed as a component of a CD, print, diskette or online product, under the brand name "Knowledge Pak", or a variation thereof, and may only be accessible to subscribers product or other licensed third parties.

                                   Exhibit B

                                    NOTICES

LIMITED USE

End users of the COMPANY Product contained herein are authorized to copy and use the COMPANY Product for their own business purposes.

DISCLAIMER

COMPANY, ITS CONTRACTORS AND/OR SUPPLIERS MAKE NO REPRESENTATIONS ABOUT THE SUITABILITY FOR ANY PURPOSE OF THE MATERIAL CONTAINED HEREIN. ALL SUCH MATERIAL IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

LIMITATION OF LIABILITY

IN NO EVENT SHALL COMPANY, ITS CONTRACTORS AND/OR SUPPLIERS BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION OF CONTRACT, NEGLIGENCE OR OTHER TORTIOUS ACTION, ARISING OUT OF OR IN CONNECTION WITH THE USE OF OR INABILITY TO USE THE MATERIAL CONTAINED HEREIN. FURTHER, IN NO EVENT SHALL THE TOTAL LIABILITY OF COMPANY, ITS CONTRACTORS AND/OR SUPPLIERS UNDER THIS AGREEMENT EXCEED IN THE AGGREGATE THE AMOUNT ACTUALLY PAID BY END USER TO DURING THE TERM OF THE AGREEMENT.

ERRORS/UPDATES

THE MATERIAL CONTAINED HEREIN MAY INCLUDE TECHNICAL INACCURACIES OR TYPOGRAPHICAL ERRORS. COMPANY, ITS CONTRACTORS AND/OR SUPPLIERS MAY MAKE IMPROVEMENTS AND/OR CHANGES TO THE MATERIAL, WHERE PUBLICLY AVAILABLE, AT ANY TIME, WHICH IMPROVEMENTS AND/OR CHANGES MAY NOT BE REFLECTED HEREIN.

                               AMENDMENT NO. 1 TO
                            MICROSOFT KNOWLEDGE BASE
                        NON-EXCLUSIVE LICENSE AGREEMENT

     This Amendment No. 1 to Microsoft Knowledge Base Non-Exclusive License Agreement (this "Amendment") amends that certain Microsoft Knowledge Base Non-Exclusive License Agreement with an effective date of June 29, 1998 ("Agreement") between ServiceWare Incorporated ("COMPANY") and Microsoft Corporation ("Microsoft"). All capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to such terms in the Agreement, as amended.

     WHEREAS, Microsoft and COMPANY agree to waive their respective rights to terminate the Agreement without cause;

     THEREFORE, the parties agree as follows:

     1.  Section 6(c) of the Agreement shall be deleted.

     Except as specifically amended by this Amendment, all provisions of the Agreement shall remain unchanged and in full force and effect. This Amendment is not legally binding until executed by the Microsoft. When this Amendment is fully executed, Company will receive a confirming copy.

SERVICEWARE, INCORPORATED               MICROSOFT CORPORATION

BY /s/ RAJIV ENAND                      BY /s/ DENISE RUNDLE
   -----------------------                 -----------------------

   Rajiv Enand, CEO                        Denise Rundle, Director
--------------------------              --------------------------
NAME, TITLE                             NAME, TITLE

        2-25-99                                   3/3/99
--------------------------              --------------------------
DATE                                    DATE


Amendment No. 1 to Agreement         1 of 1                             02/22/99